Exhibit 10.1(b)

SUPPLEMENT NO. 1 dated as of April 3, 2000, to the Guarantee Agreement dated as of August 4, 1999, among SCG HOLDING CORPORATION, a Delaware corporation (“Holdings”), each of the subsidiaries listed on Schedule I thereto (each such subsidiary individually, a “Subsidiary” and, collectively, the “Subsidiaries”; and each such Subsidiary and Holdings, individually, a “Guarantor” and, collectively, the “Guarantors”), and THE CHASE MANHATTAN BANK, a New York banking corporation, as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Security Agreement).

A. Reference is made to the Credit Agreement dated as of August 4, 1999 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Semiconductor Components Industries, LLC, a Delaware limited liability company (the “Borrower”), Holdings, the lenders from time to time party thereto (the “Lenders”), The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and Credit Lyonnais New York Branch, DLJ Capital Funding, Inc. and Lehman Commercial Paper Inc., as co-documentation agents.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary Loan Party. Section 20 of the Guarantee Agreement provides that additional Subsidiaries may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiaries (each a “New Guarantor” and collectively the “New Guarantors”) are executing this Supplement in accordance with the requirements of the Credit Agreement to become Guarantors under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Guarantors agree as follows:

SECTION 1. In accordance with Section 20 of the Guarantee Agreement, each New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and each New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof except to the extent a representation and warranty expressly relates solely to a specific date in which case such representation and warranty shall be true and correct on such date. Each reference to a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Guarantors. The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of each of the New Guarantors and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Guarantee Agreement. All communications and notices hereunder to either New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

SECTION 8. The New Guarantors agree, jointly and severally, to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Guarantors and the Collateral Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

SEMICONDUCTOR COMPONENTS INDUSTRIES OF RHODE ISLAND, INC. (formerly known as Cherry Semiconductor Corporation),

By	/s/ Dario Sacomani
	Name:	Dario Sacomani
	Title:	Senior Vice President, Chief Financial Officer and Treasurer
Address:

SEMICONDUCTOR COMPONENTS INDUSTRIES INTERNATIONAL OF RHODE ISLAND, INC. (formerly known as Cherry Semiconductor International, Inc.),

By	/s/ Dario Sacomani
	Name:	Dario Sacomani
	Title:	Senior Vice President, Chief Financial Officer and Treasurer
Address:

REDBIRD ACQUISITION CORP.,

By	/s/ Dario Sacomani
	Name:	Dario Sacomani
	Title:	Treasurer
Address:

THE CHASE MANHATTAN BANK, as Collateral Agent,

By	/s/ Edmond DeForest
	Name:	Edmond DeForest
	Title:	Vice President